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                                                                      EXHIBIT 99

                            AMENDMENT TO BY-LAWS OF
                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.

AMENDMENT, dated December 14, 1998, to the By-Laws of Global Industrial Technologies, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Board of Directors (the "Board") of the Company, at a meeting duly called and held on December 14, 1998, determined that it is desirable and in the best interests of the Company and its shareholders to make certain amendments to the By-Laws of the Company (the "By-Laws"); and

     WHEREAS, such amendments to the By-Laws are in addition to any other requirements under applicable law and the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-laws.

     NOW, THEREFORE, the By-Laws are hereby amended in the following respects only pursuant to Section 109 of the Delaware General Corporation Law, Article V of the Certificate of Incorporation and Article XI of the By-Laws:

          1. Section 3 of Article II of the By-Laws shall be deleted and replaced in its entirety with the following:

     Section 3.  Notice of Meetings of Shareholders; Advance Notice by
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Shareholders of Director Nominations.
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                 (a)  Notice of Meetings of Shareholders.  Written or printed notice of the time, place and purpose or purposes of the Annual Meetings and of each special meeting of the shareholders shall be given by or at the direction of the person authorized to call the meeting to each shareholder of record entitled to vote at the meeting, at his last known address as the same appears upon the books of the Company, not less than 10 nor more than 60 days prior to the date of the meeting. It shall also be the duty of the Secretary to provide for any further or additional notice that may be required by law. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

                 (b) Advance Notice by Shareholders of Director Nominations. In addition to any other requirements under applicable law and the Certificate of Incorporation and By-laws of the Company, the nomination of persons by shareholders for election as directors of the Company shall be properly brought before the annual meeting by a shareholder only if notice of such nomination to be presented at such meeting of shareholders (the "Shareholder Nomination Notice") shall be delivered to or mailed and received by the Secretary of the Company at the

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principal executive offices of the Company not less than 50 days prior to the meeting; provided, however, that in the event that less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, the Shareholder Nomination Notice to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. In addition to any other requirements under applicable law and the Certificate of Incorporation and By-laws of the Company, any shareholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Company shall deliver, as part of such Shareholder Nomination Notice, (i) a statement in writing setting forth the name of the person or persons to be nominated, (ii) the number and class of all shares of each class of stock of the Company owned of record and beneficially by each such person, as reported to such shareholder by such nominee(s), (iii) the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Company) and (iv) each such person's signed consent to serve as a director of the Company if elected.

          2. Section 7 of Article II of the By-Laws shall be deleted and replaced in its entirety with the following:

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     Section 7.  Conduct of Meetings.  The Board of Directors of the Company may
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adopt by resolution such rules, regulations and procedures for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with applicable laws and such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts, including causing an adjournment of such meeting, as, in the judgment of such presiding officer, are appropriate. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies or such other persons as the presiding officer shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless, and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

     IN WITNESS WHEREOF, this Amendment to the By-Laws is hereby certified as duly adopted by the Board of Directors.


                                        /s/ GRAHAM L. ADELMAN
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                                        Name:   Graham L. Adelman
                                        Title:  President


Attest:

/s/ KENNETH C. FERNANDEZ
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Name:   Kenneth C. Fernandez
Title:  Assistant Secretary


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